As filed with the Securities and Exchange Commission on August 25, 2026.

Registration No. 333-298508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NURAN WIRELESS INC.
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English (if applicable)

British Columbia, Canada	3576	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2150 Cyrille-Duquet Street, Suite 100

Quebec, Quebec

Canada G1N 2G3

(418) 264-1337
(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone (800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy Communications To:

Francis Letourneau Nuran Wireless Inc. 2150 Cyrille-Duquet Street, Suite 100 Quebec, Quebec Canada G1N 2G3 (418) 264-1337	Daniel D. Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario Canada M5V 0R2 (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-10 (Registration No. 333-298508) (the “Registration Statement”) is being filed to correct three inadvertent errors contained in the signature pages of the Registration Statement as originally submitted to the Securities and Exchange Commission (the “Commission”) on August 21, 2026 and filed with the Commission on August 24, 2026, and to add certain disclosure to the “Use of Proceeds” section of the prospectus. First, the signature block incorrectly identified the Registrant as “NURAN WIRELESS CORP.” The correct legal name of the Registrant is “NURAN WIRELESS INC.” Second, the Powers of Attorney paragraph incorrectly identified Peter Espig as the attorney-in-fact and agent. The correct attorney-in-fact and agent is Francis Letourneau. Third, the signature block incorrectly identified the place of execution as the City of Vancouver, Province of British Columbia, Canada. The correct place of execution is the City of Quebec, Province of Quebec, Canada. In addition, the “Use of Proceeds” section of the prospectus has been amended to include additional disclosure regarding the Corporation’s undertaking to the Executive Director of the British Columbia Securities Commission.

The full prospectus that forms a part of the Registration Statement is included in this Amendment. Except for the corrections and additional disclosure described above, no other changes or additions are being made by this Amendment to the Registration Statement.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This Prospectus is a base shelf prospectus. This Prospectus has been filed under legislation in British Columbia, Alberta and Ontario that permit certain information about these securities to be determined after this Prospectus has become final and that permits the omission of that information from this Prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission. These securities may not be sold in the United States nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This Prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities.

The securities offered under this Prospectus have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States of America (the “United States” or “U.S.”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the U.S. Securities Act) (“U.S. Persons”) unless exemptions from the registration requirements of the U.S. Securities Act and the securities laws of the applicable state of the United States are available. This Prospectus does not constitute an offer to sell or a solicitation or an offer to buy any of the securities offered hereby within the United States or to, or for the benefit of, U.S. Persons. See “Plan of Distribution”

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of NuRAN Wireless Inc., at 2150 Cyrille-Duquet, suite 100, Quebec (QC), G1N 1G3, Canada, Telephone: (418)264-1337, Email: info@nuranwireless.com, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	August 21, 2026

NURAN WIRELESS Inc.

$100,000,000
Common Shares
Warrants
Units

Subscription Receipts
Debt Securities

This Prospectus relates to the offering for sale of: (i) common shares (the “Common Shares”); (ii) warrants (the “Warrants”) to purchase other Securities (as defined hereinafter); (iii) units (the “Units”) comprised of one or more of the other Securities; (iv) subscription receipts (the “Subscription Receipts”); and (v) debt securities (the “Debt Securities” and together with the Common Shares, Warrants, Units and Subscription Receipts, collective referred to herein as the “Securities”) by NuRAN Wireless Inc. (the “Corporation”, the “Issuer”, “NuRAN”, or the “Company”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to $100,000,000. The Securities may be offered for sale separately or in combination with one or more other Securities and may be sold from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices or at negotiated prices.

The specific terms of any Securities offered will be described in one or more shelf prospectus supplements (collectively or individually, as the case may be, a “Prospectus Supplement”), including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions”, as such term is defined under National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), whether the Common Shares are being offered for cash, and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms; and (v) in the case of Debt Securities, the designation of the Debt Securities, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, whether payment on the Debt Securities will be senior or subordinated to the Corporation’s other liabilities and obligations, the nature and priority of any security for the Debt Securities, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, any arrangements with the trustee for the Debt Securities, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus (except where an exemption from such delivery has been obtained). Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.

The Corporation and/or any selling securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. A Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, agent or selling securityholder, as the case may be, involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds that we will receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices, such as market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Canadian Securities Exchange (the “CSE”), Nasdaq or other existing trading markets for the Securities), prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities other than an “at-the-market distribution” (as defined under applicable Canadian legislation) (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The Corporation’s outstanding Common Shares are listed and posted for trading on the CSE under the trading symbol “NUR”, on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “NUR” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “1RN”. The closing price of the Common Shares on the CSE, Nasdaq, and FSE on August 20, 2026, the last trading date prior to the date of this Prospectus was $3.45, US$2.40, and €2.00 per Common Share, respectively. The offering of any Securities under this Prospectus and any Prospectus Supplement is subject to approval of certain legal matters by Therrien Couture Joli-Coeur LLP (“TCJ L.L.P.”).

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares and Common Shares underlying the Units) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares and Common Shares underlying the Units) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

NuRAN is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from accounting principles generally accepted in the United States of America.

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor prior to deciding to purchase any Securities. See “Certain Canadian Federal Income Tax Considerations”

An investment in the Securities is subject to a number of risks. See “Risk Factors” herein and in the annual information form of the Corporation dated June 4, 2026 (the “Annual Information Form”) for a more complete discussion of these risks.

Prospective investors should be aware that the acquisition, exercise or disposition of the Securities described herein may have tax consequences in the United States. This Prospectus does not discuss U.S. tax consequences, and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are not residents of the United States, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may not be residents of the United States and that all or a substantial portion of the assets of the Corporation and said persons are located outside of the United States. See “Enforceability of Civil Liabilities Under U.S. Securities Laws”.

The Corporation is not making and will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Navindran Naidoo, Joseph Labkowski and Jim Bailey are directors and officers of the Corporation who reside outside of Canada. Navindran Naidoo, Joseph Labkowski and Jim Bailey have appointed TCJ L.L.P. of 1100 René-Lévesque W. Blvd, suite 2000, Montréal, Québec, H3B 4N4, Canada, as their agent for service of process. Prospective purchasers of Securities are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process within Canada.

The Corporation’s head office is located at 2150 Cyrille-Duquet, suite 100, Quebec, QC G1N 1G3, Canada.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, and documents incorporated by reference herein, contains “forward-looking statements” and “forward-looking information” (collectively, “forward-looking statements”) within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Prospectus that addresses activities, events or developments that the Corporation expects or anticipates will or may occur in the future are forward-looking statements. In certain cases, forward-looking statements can be identified by the words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology.

Forward-looking statements in this Prospectus and in documents incorporated by reference herein include, or may include, but are not limited to, statements with respect to:

(a)	the Corporation’s business objectives and milestones and the anticipated timing of, and costs in connection with, the execution or achievement of such objectives and milestones;
(b)	the Corporation’s future growth prospects and intentions to pursue one or more viable business opportunities;
(c)	the development of the Business and future activities following the date of this Prospectus;
(d)	expectations relating to market size and anticipated growth in the jurisdictions within which the Corporation may from time to time operate or contemplate future operations;
(e)	expectations with respect to economic, business, regulatory and/or competitive factors related to the Corporation;
(f)	the market for the Corporation’s current and proposed product offerings, as well as the Corporation’s ability to capture market share;
(g)	the Corporation’s strategic investments and capital expenditures, and related benefits;
(h)	the distribution methods expected to be used by the Corporation to deliver its product offerings;
(i)	the competitive landscape within which the Corporation operates and the Corporation’s market share or reach;
(j)	the performance of the Business;
(k)	the Corporation’s ability to generate cash flow from operations and from financing activities;
(l)	the Corporation’s ability to obtain, maintain, and renew or extend, applicable authorizations, including the timing and impact of the receipt thereof; and
(m)	the realization of cost savings, synergies or benefits from the Corporation’s recent and proposed acquisitions, and the Corporation’s ability to successfully integrate the operations of any business acquired within the Business.

Forward-looking statements are subject to certain risks and uncertainties. Although management of the Corporation (“Management”) believes that the expectations reflected in these forward-looking statements are reasonable in light of, among other things, its perception of trends, current conditions and expected developments, as well as other factors that Management believes to be relevant and reasonable in the circumstances at the date that such statements are made, readers are cautioned not to place undue reliance on forward looking statements, as forward looking statements may prove to be incorrect. A number of factors could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking statements. Importantly, forward-looking statements contained in this Prospectus and in documents incorporated by reference are based upon certain assumptions that Management believes to be reasonable based on the information currently available to Management, including, but not limited to, the assumptions that:

●	current and future members of Management will abide by the business objectives and strategies from time to time established by the Corporation;

●	the Corporation will retain and supplement its board of directors (the “Board”) and Management, or otherwise engage consultants and advisors having knowledge of the industries (or segments thereof) within which the Corporation may from time to time participate;
●	the Corporation will have sufficient working capital and the ability to obtain the financing required in order to develop and continue its business and operations;
●	the Corporation will continue to attract, develop, motivate and retain highly qualified and skilled consultants and/or employees, as the case may be;
●	no adverse changes will be made to the regulatory framework governing technology infrastructure, taxes and all other applicable matters in the jurisdictions in which the Corporation conducts business and any other jurisdiction in which the Corporation may conduct business in the future;
●	the Corporation will be able to generate cash flow from operations;
●	the Corporation will be able to execute on its business strategy as anticipated;
●	the Corporation will be able to meet all applicable requirements necessary to obtain and/or maintain its permits and licences; and
●	the Corporation will be able to successfully compete in the telecommunications infrastructure industry.

By their very nature forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although Management believes that the expectations reflected in, and assumptions underlying, such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. New factors emerge from time to time, and it is not possible for Management to predict all of those factors or to assess in advance the impact of each such factor on the Business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Some of the risks that could cause results to differ materially from those expressed in forward-looking statements in this Prospectus and in documents incorporated by reference include:

●	the Corporation’s inability to attract and retain qualified members of Management to grow its Business;
●	unanticipated changes in economic and market conditions or in applicable laws;
●	the impact of the publications of inaccurate or unfavourable research by securities analysts or other third parties;
●	the Corporation’s failure to complete future acquisitions or enter into strategic business relationships;
●	unanticipated changes in the technology infrastructure industry in the jurisdictions within which the Corporation may from time to time conduct its business and operations, including the Corporation's inability to respond or adapt to such changes;
●	the Corporation’s inability to secure or maintain favourable lease arrangements or the required approvals and permits necessary to conduct its business and operations and meet its targets; and
●	risks relating to projections of the Corporation’s operations.

Readers are cautioned that the foregoing list of factors are not exhaustive. The Corporation provides no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements (including those in the documents incorporated herein by reference), and in evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under “Risk Factors”, which may cause actual results to differ materially from the results, performance or achievements of the Corporation expressed or implied by any forward-looking statements.

The forward-looking statements contained in this Prospectus are made as of the date of this Prospectus, and except as required by applicable Canadian and U.S. securities laws, the Corporation does not intend, and does not assume any obligation, to update these forward-looking statements.

CAUTIONARY NOTE REGARDING FUTURE ORIENTED FINANCIAL INFORMATION

This Prospectus, and documents incorporated by reference herein, may contain future oriented financial information (“FOFI”) within the meaning of applicable Canadian securities laws and applicable U.S. securities laws, about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, which FOFI is not presented in the format of a historical balance sheet, income statement or cash flow statement. The FOFI has been prepared by Management to provide an outlook of the Corporation’s activities and results, and has been prepared based on a number of assumptions including the assumptions discussed under the heading “Cautionary Note Regarding Forward-Looking Information” and assumptions with respect to the costs and expenditures to be incurred by the Corporation, capital expenditures and operating costs, taxation rates for the Corporation and general and administrative expenses. Management does not have, or may not have had at the relevant date, firm commitments for all of the costs, expenditures, prices or other financial assumptions which may have been used to prepare the FOFI or assurance that such operating results will be achieved and, accordingly, the complete financial effects of all of those costs, expenditures, prices and operating results are not, or may not have been at the relevant date of the FOFI, objectively determinable.

Importantly, the FOFI contained in this Prospectus, and in documents incorporated by reference herein are, or may be, based upon certain additional assumptions that Management believes to be reasonable based on the information currently available to Management, including, but not limited to, assumptions about: (i) the future pricing for the Corporation’s products, (ii) the future market demand and trends within the jurisdictions in which the Corporation may from time to time conduct the Business, and (iii) the Corporation’s ongoing inventory levels, and operating cost estimates. The FOFI or financial outlook contained in this Prospectus, and in documents incorporated by reference herein do not purport to present the Corporation’s financial condition in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and there can be no assurance that the assumptions made in preparing the FOFI will prove accurate. The actual results of operations of the Corporation and the resulting financial results will likely vary from the amounts set forth in the analysis presented in any such document, and such variation may be material (including due to the occurrence of unforeseen events occurring subsequent to the preparation of the FOFI). The Corporation and Management believe that the FOFI has been prepared on a reasonable basis, reflecting Management’s best estimates and judgments as at the applicable date. However, because this information is highly subjective and subject to numerous risks including the risks discussed under the heading “Risk Factors”, FOFI or financial outlook within this Prospectus, and in documents incorporated by reference herein, should not be relied on as necessarily indicative of future results.

Readers are cautioned not to place undue reliance on the FOFI or financial outlook contained in this Prospectus, and in documents incorporated by reference herein. Except as required by applicable Canadian securities laws, the Corporation does not intend, and does not assume any obligation, to update such FOFI.

GENERAL MATTERS

Unless otherwise specified or the context otherwise requires, in this Prospectus, all references to the “Corporation”, “NuRAN”, “we”, “us” and “our” refer to NuRAN Wireless Inc., and its subsidiaries, taken as a whole.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. References to this “Prospectus” refer to this short form base shelf prospectus, including the documents incorporated by reference herein. We have not authorized anyone to provide you with information that is different than the information contained herein. The information contained on our website is not a part of this Prospectus and is not incorporated by reference into this Prospectus despite any references to such information in this Prospectus or the documents incorporated by reference, and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. We are not making an offer of these Securities where the offer is not permitted by law.

We may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate amount of $100,000,000 or the equivalent in other currencies. This Prospectus provides a general description of the Securities that we may offer. All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Before purchasing any Securities, prospective investors should carefully read both this Prospectus and the applicable accompanying Prospectus Supplement, together with the additional information provided in the documents incorporated by reference herein as described under the heading “Documents Incorporated by Reference”.

Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on SEDAR+ at www.sedarplus.ca, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Corporation’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement.

FINANCIAL INFORMATION AND CURRENCY PRESENTATION

The financial statements of the Corporation incorporated by reference in this Prospectus and any Prospectus Supplement are reported in Canadian dollars and have been prepared in accordance with IFRS. Unless otherwise specified or the context otherwise requires, all references to “$”and “dollars” refer to Canadian dollars.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this Prospectus (or in a document incorporated or deemed to be incorporated by reference herein) concerning the industry and the markets in which the Corporation operates, including its general expectations and market position, market opportunities and market share, is, or may be, based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and the studies and estimates of Management.

Unless otherwise indicated, the Corporation’s estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from the Corporation’s internal research, and include assumptions made by Management which Management believe to be reasonable based on their knowledge of the relevant industry and markets. Such internal research and assumptions have not been verified by any independent source, and the Corporation and Management have not independently verified any third-party information. While Management believes the market position, market opportunity and market share information included, or which may be included, in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the Corporation’s future performance and the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Corporation is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Most of its directors and officers reside outside of the United States, and a substantial portion of the Corporation’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Corporation has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Corporation or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Corporation or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Corporation has filed with the SEC, concurrently with the filing of the Registration Statement (as defined below), an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation will appoint Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, New York 10168, USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Upon the Registration Statement (as defined below) becoming effective, the Corporation will be required to file certain reports with, and furnish other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation will be exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) prescribing the furnishing and content of proxy statements, and the Corporation’s officers and directors will be exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Corporation’s reports and other information filed or furnished with or to the SEC will be available from the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The Corporation’s Canadian filings are available on SEDAR+ at www.sedarplus.ca.

The Corporation has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) a registration statement on Form F-10 (the “Registration Statement”) relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the various securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of NuRAN Wireless Inc., at 2150 Cyrille-Duquet, suite 100, Quebec (QC), G1N 1G3, Canada, Telephone: (418) 264-1337, Email: info@nuranwireless.com, and are also available electronically on SEDAR+ at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov.

The following documents, filed with the various securities commission or similar securities regulatory authorities in Canada are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the Annual Information Form dated June 4, 2026;

(b)	the audited consolidated financial statements of the Corporation for the year ended December 31, 2025 and the notes thereto, together with the auditor’s report thereon, as amended on June 23, 2026 (the “Annual Financial Statements”);

(c)	the management’s discussion and analysis of the Corporation for the Annual Financial Statements;

(d)	the interim financial statements of the Corporation for the three months ended March 31, 2026 and the notes thereto (the “Interim Financial Statements”), as amended on July 10, 2026;

(e)	the management’s discussion and analysis of the Corporation for the Interim Financial Statements, as amended on July 10, 2026;

(f)	the management information circular dated September 9, 2025, relating to the annual general and special meeting of shareholders held on October 22, 2025;

(g)	the material change report of the Corporation dated June 9, 2026, as amended on June 10, 2026, in respect of the completion of the Restructuring Transaction (as such term is defined in the Annual Information Form), excluding the audited consolidated financial statements of the Company for the year ended December 31, 2025, together with the related auditor’s report;

(h)	the material change report of the Corporation dated January 13, 2026, in respect of the completion of a consolidation of its issued and outstanding common shares on the basis of one (1) post-consolidation common share for every 300 pre-consolidation common shares;

(i)	the statement of executive compensation dated July 10, 2026 for the year ended December 31, 2025;

(j)	the material change report of the Corporation dated August 4, 2026, in respect of the entering into of the Subscription Agreement in respect of the private placement offering of Series A Convertible Preferred Shares;

(k)	the material change report of the Corporation dated August 7, 2026, in respect of the increase in the aggregate size of the private placement offering to C$7,600,000, the amendment of the special rights and restrictions attaching to the Series A Convertible Preferred Shares, and the settlement of indebtedness and accounts payable of the Corporation, including with related parties of the Corporation; and

(l)	the material change report of the Corporation dated August 19, 2026, in respect of the closing of the private placement offering and debt settlement transactions.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including certain material change reports (excluding material change reports filed on a confidential basis), comparative interim financial statements, comparative annual financial statements and the auditors’ report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms, marketing materials (as such term is defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and business acquisition reports filed by the Corporation with the securities commissions or similar authorities in the provinces of Canada during the term of this Prospectus are deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR+, which can be accessed at www.sedarplus.ca. In addition, all documents filed on Form 20-F or Form 40-F by the Corporation with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, only as expressly provided in such document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and the related annual financial statements being filed by the Corporation with, and, where required, accepted by the securities commissions and similar authorities in the provinces and territories of Canada during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and annual filings or information circulars filed before the commencement of the Corporation’s fiscal year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms in respect of any Securities, updated disclosure of earnings interest coverage ratios (if applicable) and any additional or updated information that the Corporation may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of such Securities.

Any template version of any “marketing materials” (as such terms are defined in NI 41-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

THE CORPORATION

This summary does not contain all the information that may be important to you in deciding whether to invest in the Securities. You should read the entire Prospectus, including the section entitled “Risk Factors”, the applicable Prospectus Supplement, and the documents incorporated by reference herein, including the Annual Information Form, before making such decision.

Summary of the Business

NuRAN was incorporated pursuant to the Business Corporations Act (British Columbia) on September 23, 2014, under the name “NuRAN Wireless Inc.”

On July 29, 2026, the Issuer amended its articles to create a series of preferred shares designated as “Series A Convertible Preferred Shares” and to establish the special rights and restrictions attaching thereto.

The Issuer’s head office is located at 2150 Cyrille-Duquet, suite 100, Quebec, QC, G1N 2G3 Canada. The Issuer’s registered and records office is located at 1000-595 Burrard Street, Vancouver, BC V7X 1S8.

The Issuer is the overall parent company of the Group, which consists of companies listed under “Intercorporate Relationships”. The Issuer’s assets currently consist solely of interests in its wholly owned subsidiaries, and the only business of the Issuer is the business of its subsidiaries.

NuRAN Wireless Inc. is a supplier of mobile and broadband wireless infrastructure solutions, focused primarily on providing connectivity solutions in remote, rural and low-population-density regions. The Company designs, manufactures and deploys wireless infrastructure equipment and provides network deployment and operational services to mobile network operators (“MNOs”) and other customers.

The Company conducts its business primarily through its Network-as-a-Service (“NaaS”) operating model that integrates its proprietary wireless infrastructure technology with construction, operation and maintenance services. During the financial year ended December 31, 2025, the Company generated revenue of approximately $4.2 million, of which $3.6 million was derived from the NaaS operations. The remaining revenue was generated by sales of its Radio Access Network (“RAN”) equipment to mobile network operators and system integrators providing installation services to mobile operators. As the Company is still in the early stages of deploying its NaaS infrastructure having completed approximately 5% of its contracted rollout, it has incurred losses. On a consolidated basis, the Company is not currently generating positive EBITDA and additional financing has been required to supplement the operating cashflow, primarily from its NaaS operations in Africa. During 2025 and early 2026, the Company drew the remaining US$2.5 million available under its Cygnum Capital facility, with additional funding provided through advances under its factoring facility.

NuRAN’s principal products and services include:

●	Wireless Infrastructure Systems (“WIS”), consisting primarily of radio access network (RAN) equipment, core network components and backhaul solutions designed for deployment in rural and underserved regions; and

●	Network-as-a-Service (“NaaS”), pursuant to which the Company finances, builds, operates and maintains telecommunications sites on behalf of MNOs, generating revenue through fixed monthly payments or revenue-sharing arrangements, typically under long-term contracts ranging from five to ten years or longer.

The Company’s wireless infrastructure solutions are designed to reduce the total cost of ownership for network operators and enable economically viable deployment in locations that are not feasible using traditional infrastructure.

NuRAN’s principal markets include Africa, particularly Cameroon, the Democratic Republic of the Congo, Benin, Madagascar and Côte d’Ivoire, as well as other international markets where the Issuer has deployed or contracted infrastructure.

Distribution of the Issuer’s products and services is conducted primarily through direct contractual arrangements with MNOs and other network operators.

All of the Company’s products and services are at the commercial production stage, and the Company is not currently engaged in material research and development activities outside of incremental product and network optimization.

Products and Services

The Company provides services through a combination of equipment deployment, site construction, network integration, operation and maintenance. Under the NaaS model, NuRAN retains ownership of deployed infrastructure in many cases and provides ongoing network management services throughout the contract term.

Network-as-a-Service (NaaS) Model

The Company offers a NaaS model targeted primarily at rural, low-density and underserved markets. Under this model, the Company designs, deploys, owns and operates mobile network infrastructure, and provides network services to MNOs pursuant to long-term commercial arrangements. The NaaS model is intended to allow MNOs to extend network coverage without deploying capital directly into network infrastructure in certain geographic areas.

The Company’s NaaS arrangements are structured to support deployment across a range of project sizes and geographic environments, including locations where traditional network rollouts may be constrained by population density, infrastructure availability or economic considerations.

Business Model and Partnerships

Under the NaaS model, the Company typically retains ownership of the deployed infrastructure while providing network services to MNO partners. This model is intended to allow MNOs to allocate capital toward their core network operations while relying on the Company for site development, deployment and operation in designated coverage areas.

The Company may enter into strategic partnerships with infrastructure providers and other third parties to support site construction, tower deployment and ongoing network operations. These arrangements are designed to facilitate deployment timelines and operational scalability in rural and remote environments.

Engineering, Network Monitoring and Upgrade Planning

The Company maintains internal engineering and research and development capabilities focused on network design, deployment optimization and lifecycle management. The Company monitors deployed network sites and infrastructure to support maintenance activities and to assess potential technology upgrades over time, subject to commercial, technical and regulatory considerations.

Network Infrastructure Offerings within the NaaS Model

The Company’s NaaS deployments may incorporate a range of network infrastructure products, depending on site requirements, coverage objectives and power availability. These may include:

1.	GSM LiteCell: a 2G base station solution designed for extended coverage in rural environments with lower power consumption characteristics;

2.	OC-2G: a 2G GSM base station designed for smaller-radius coverage and lower power consumption deployments; and

3.	LiteCell-xG: a multi-standard base station platform designed to support 2G, 3G and 4G (LTE) technologies within a single unit.

The selection and configuration of equipment for a given deployment depend on site-specific factors, including population density, coverage requirements, backhaul availability and energy constraints.

Infrastructure Design and Power Solutions

The Company deploys infrastructure using a range of tower configurations designed to accommodate different geographic and demographic environments. Network sites may incorporate alternative power solutions, including solar-based systems, where grid power is unavailable or impractical. Infrastructure designs are intended to support long-term operation in rural and remote locations.

Intended Impact and Use Cases

The Company’s NaaS model is intended to support the extension of mobile network coverage into underserved areas, including rural communities and emerging markets. By enabling network deployment in locations with limited existing infrastructure, the Company’s services may support access to basic telecommunications services for individuals, enterprises and public institutions operating in those regions.

INSIGHT Geo-Intelligence and Site Survey Service

The Company offers a geo-intelligence and site survey service, marketed as INSIGHT, intended to support MNOs and infrastructure partners in planning, evaluating and deploying mobile network infrastructure, particularly in rural and low-density environments.

INSIGHT combines desktop-based geo-analysis tools with on-site data collection to assist customers in identifying suitable deployment locations, assessing coverage potential and evaluating site configurations prior to infrastructure deployment. The service is designed to support decision-making related to network expansion, site prioritization and capacity planning.

Population and Location Analysis

INSIGHT includes population and geographic analysis intended to assist customers in identifying underserved or uncovered localities. The service evaluates population distribution within defined coverage radii and estimates addressable population using conservative assumptions. Geographic analysis may include identification of points of interest and high-level radio planning to determine theoretical site locations for further evaluation.

Coverage Simulation and Radio Planning

INSIGHT performs coverage simulations for identified localities using standard site typologies and configurations. These simulations are intended to support evaluation of coverage potential and assist in comparing alternative site configurations based on expected demand and quality-of-service considerations. The simulations are theoretical in nature and are subject to site-specific and environmental constraints.

As part of the INSIGHT service, the Company may perform a preliminary revenue and feasibility assessment to assist customers in evaluating potential deployment opportunities. This assessment may consider factors such as estimated average revenue per user (ARPU), subscriber penetration assumptions, call duration, average data usage and indoor versus outdoor coverage thresholds. These analyses are intended to support high-level planning and do not constitute financial forecasts.

INSIGHT evaluates proposed site capacity requirements in relation to estimated demand and potential revenues to assist in selecting appropriate site configurations. The service considers whether proposed configurations are feasible given the expected traffic and commercial parameters for a given locality.

The INSIGHT service includes evaluation of potential site candidates based on factors such as terrain, vegetation, population density and coverage objectives. Line-of-sight (LOS) analysis may be conducted to assess visibility between candidate sites and existing network infrastructure, taking into account elevation, distance and terrain profile.

In certain deployments, the Company conducts on-site surveys in rural and ultra-rural areas to collect field data relevant to network planning. These surveys may include collection of information regarding population centers, public facilities, terrain characteristics, vegetation and physical obstacles that may affect signal propagation. Data collected through on-site surveys is integrated with desktop analyses to inform site selection and deployment planning.

INSIGHT services may be offered through different service packages, with scope varying depending on project requirements, geographic factors and deployment scale. Packages may range from preliminary geo-analysis and coverage simulation to more detailed capacity, revenue and site configuration assessments.

The INSIGHT geo-intelligence and site survey service is intended to support:

4.	rural and remote network expansion planning;

5.	prioritization of deployment locations;

6.	evaluation of site feasibility prior to infrastructure investment; and

7.	optimization of network design in environments with limited existing infrastructure.

The service may be used by mobile network operators, infrastructure providers or other customers seeking analytical support for network planning and deployment decisions.

Sentinel Comprehensive Network Monitoring

The Company has developed Sentinel, a network management and monitoring program intended to support the operation of telecommunications networks through centralized network operations centre (“NOC”) services. Sentinel is designed to provide continuous monitoring and operational oversight of network deployments, including site availability, performance indicators, and incident management.

Services under the Sentinel program include real-time network monitoring, alarm detection, incident registration and escalation, troubleshooting, and resolution support. The program also provides performance reporting and analysis, including key operational metrics, to assist network operators in assessing network performance and reliability. Post-incident review and root-cause analysis may be conducted where applicable.

Sentinel is supported by a NOC team with experience in telecommunications network operations, systems administration, and network support functions. The program is designed to operate across multiple network environments and technologies and to support both Company-operated networks and customer deployments, as applicable.

The Company intends to utilize the Sentinel program to support its ongoing network operations, including its Network-as-a-Service activities, and to offer operational support services in connection with customer-owned or managed network infrastructure. The program is expected to contribute to service continuity and operational oversight of deployed networks.

Solstice Solar Phone Charging Solutions

The Company offers solar-powered phone charging solutions, marketed under the Solstice brand, designed for deployment in rural, remote and underserved communities where access to reliable electricity infrastructure may be limited. Solstice solutions are intended to provide basic mobile device charging services using stand-alone solar-powered installations.

Solstice products are designed to operate independently of grid power and are intended for deployment in locations with limited or no access to conventional electrical infrastructure. These solutions may be deployed in connection with the Company’s broader network infrastructure activities or as stand-alone community services, depending on customer and partner requirements.

Product Configurations

The Solstice product line includes multiple charging system configurations designed to accommodate different community sizes and usage volumes. These configurations are intended to support varying levels of daily device charging capacity, subject to environmental conditions and usage patterns.

The Company may customize Solstice deployments based on site-specific factors, including population size, expected usage levels, and available solar exposure.

Software and Monitoring Capabilities

Solstice solutions may include software-based features intended to support monitoring and management of deployed charging stations. These features may allow customers or partners to track usage levels and manage payment or access mechanisms associated with the charging services. Software capabilities may vary depending on deployment configuration and customer requirements.

Deployment Environments and Use Cases

Solstice solar phone charging solutions are intended for deployment in a range of environments, including:

1.	rural and remote villages;

2.	underserved or off-grid communities;

3.	locations with limited or unreliable access to electricity; and

4.	community hubs or shared facilities.

These solutions are intended to support access to basic mobile device charging in environments where alternative charging infrastructure may be unavailable or impractical.

Community-Oriented Deployment Approach

In certain deployments, the Company may allocate a portion of revenues generated from Solstice installations toward community-oriented initiatives or infrastructure support, subject to commercial arrangements and project-specific terms. Such initiatives may include additional solar equipment or other local infrastructure projects. The scope and availability of such initiatives depend on the specific deployment and contractual arrangements.

Intended Use

The Solstice solar phone charging solutions are intended to complement the Company’s broader connectivity and infrastructure offerings by supporting access to basic mobile device charging services in rural and underserved environments. Deployment of Solstice solutions may be undertaken directly by the Company or in collaboration with mobile network operators, infrastructure partners or community organizations.

GSM LiteCell 1.5 Base Station

The Company designs and supplies compact GSM base station equipment intended to support mobile network deployments in low-density, rural and remote environments. One of the Company’s principal hardware offerings is the GSM LiteCell 1.5, a low-power GSM base station designed for use in locations where conventional telecommunications infrastructure may be impractical or uneconomical.

The GSM LiteCell 1.5 is engineered to support simplified deployment and operation in environments with limited physical infrastructure and constrained power availability. The product is designed to be transportable by hand and installed directly on towers or similar structures, without the need for protective shelters or extensive external radio-frequency components.

The GSM LiteCell 1.5 is designed to operate with reduced power consumption relative to conventional base stations, which may allow deployment in locations relying on solar, battery or diesel power solutions. The equipment is intended to support cost-efficient operation in remote or off-grid locations, including sites that rely on satellite-based backhaul connectivity.

The GSM LiteCell 1.5 is compatible with the Company’s network management and backhaul optimization solutions, including its base station controller and satellite optimization technologies. These systems are designed to support bandwidth management and operational efficiency in environments where terrestrial backhaul is limited or unavailable.

The Company has deployed multiple generations of GSM base station equipment in various geographic regions, and the GSM LiteCell 1.5 reflects continued development of this product line based on prior deployments and operating experience.

The GSM LiteCell 1.5 is intended for use in a range of deployment scenarios, including:

1.	rural and remote mobile network coverage;

2.	low-density villages and communities;

3.	roadside and highway coverage in sparsely populated areas;

4.	isolated industrial or infrastructure sites;

5.	mobile network expansion projects in developing and emerging markets; and

6.	private or dedicated GSM networks for enterprises and organizations.

Deployment of the GSM LiteCell 1.5 is typically undertaken by mobile network operators, infrastructure providers or enterprise customers seeking to extend basic mobile connectivity into areas where traditional network solutions may not be economically viable.

OC-2G GSM Base Station

The Company offers a 2G GSM base station solution (OC-2G) designed to support flexible deployment models and interoperability with mobile network operator infrastructure. The OC-2G GSM base station may be deployed as part of different solution architectures depending on customer requirements and network design.

Under NuRAN Carrier Solutions (NCS), the OC-2G GSM base station is deployed in combination with the Company’s proprietary Base Station Controller (BSC) to form a complete radio access network (RAN). In this configuration, the RAN is designed to integrate with a mobile network operator’s existing core network infrastructure.

The OC-2G GSM base station is also available as part of NuRAN OpenAccess (NOA), an open-architecture solution that incorporates open-source software components and open interfaces at various layers of the mobile network protocol stack. The NOA configuration is intended to support greater flexibility in network design and integration and may include higher-level network functionalities such as integrated network-in-a-box deployments and community-based network management tools.

The OC-2G GSM base station is designed to support deployment scenarios where operators, infrastructure providers or enterprises seek modular, scalable GSM solutions that can be adapted to a range of operational environments.

The OC-2G GSM base station is intended for use in a variety of applications, including:

1.	rural mobile network coverage;

2.	roadside and transportation corridor coverage;

3.	low-density villages and communities;

4.	remote and isolated sites;

5.	deployments in developing countries and emerging markets; and

6.	private or dedicated GSM networks for enterprises or organizations.

Deployment of the OC-2G GSM base station may be undertaken by mobile network operators, infrastructure providers or other customers seeking to extend or supplement GSM network coverage using flexible deployment models.

LiteCell-xG Multi-Standard Base Station

The Company offers the LiteCell-xG, a compact, multi-standard base station designed to support 2G, 3G and 4G (LTE) technologies within a single hardware platform. The LiteCell-xG is based on a software-defined architecture intended to allow network operators to deploy multiple radio access technologies using a common unit, subject to applicable configuration and licensing requirements.

The LiteCell-xG is designed to support flexible deployment and network evolution by enabling operators to adapt the supported radio access technologies over time through software configuration, rather than hardware replacement. The platform is intended for use in environments where operators seek to optimize capital efficiency while maintaining the ability to introduce additional services as network requirements evolve.

The LiteCell-xG is designed to operate with a range of backhaul technologies and does not require a specific backhaul medium. The platform incorporates proprietary software features intended to support bandwidth efficiency for both voice and packet-switched traffic, which may be relevant in environments where backhaul capacity is constrained.

The LiteCell-xG is built on a modular hardware architecture incorporating industry-standard processing components. The platform is designed to support remote software upgrades and configuration, enabling operational changes without the need for on-site hardware intervention. The operating system and system architecture are designed to support continuous operation in environments where physical access may be limited.

The LiteCell-xG is designed with energy-efficient components and software-based energy-saving features intended to reduce power consumption relative to conventional base station deployments. These characteristics are relevant for deployments relying on alternative power sources, including solar, battery or hybrid energy solutions.

The LiteCell-xG supports multiple radio access technologies within a single platform and is designed to allow remote configuration of operating modes. The architecture is intended to support future network evolution, including potential upgrades to additional radio access technologies, subject to technical feasibility and regulatory requirements.

The LiteCell-xG is designed to support simplified deployment and management through the use of readily available, commoditized hardware components. The platform is intended to reduce logistical complexity and support efficient installation and maintenance across a range of deployment environments.

The LiteCell-xG is intended for use in a variety of deployment scenarios, including:

1.	rural and remote mobile network coverage;

2.	roadside and transportation corridor coverage;

3.	low-density villages and communities;

4.	isolated or off-grid sites;

5.	deployments in developing countries and emerging markets; and

6.	private or dedicated mobile networks for enterprises or organizations.

Deployment of the LiteCell-xG may be undertaken by mobile network operators, infrastructure providers or enterprise customers seeking a flexible, multi-standard radio access solution.

Intercorporate Relationships

NuRAN Wireless Inc. (Canada) is the parent company of a group of wholly owned subsidiaries operating in Canada and Africa. The Corporation directly owns 100% of the issued and outstanding voting rights and equity securities of Advance Factoring Inc. (Canada), Innovation Nutaq Inc. (Québec, Canada), and NuRAN Wireless (Africa) (Mauritius).

NuRAN Wireless (Africa) (Mauritius) acts as the holding company for the Corporation’s African operations. Through NuRAN Wireless (Africa) (Mauritius), the Corporation indirectly owns 100% of the issued and outstanding voting rights and equity securities of NuRAN Wireless DRC SAU (Democratic Republic of Congo), NuRAN Wireless Cameroon Ltd. (Cameroon), NuRAN Wireless Benin SARLU (Benin), NuRAN Wireless Madagascar SARLU (Madagascar), and NuRAN Wireless Côte d’Ivoire SARLU (Côte d’Ivoire).

All of the Corporation’s subsidiaries are wholly owned, and the Corporation exercises full control over their operations and governance.

The corporate structure is as follows:

Nasdaq Listing

In March 2026, the Corporation announced that it had submitted an application to list the Common Shares on Nasdaq, as part of its capital markets initiative, with the goal of enhancing shareholder value.

On June 12, 2026, the Corporation filed the Form 40-F with the U.S. Securities and Exchange Commission, which it subsequently withdrew on June 15, 2026. On June 18, 2026, the Corporation filed a new Form 40-F registration statement, followed by Amendment No. 1 on June 24, 2026. On June 26, 2026, the SEC declared the Form 40-F registration statement effective.

On August 17, 2026, the Corporation’s common shares commenced trading on Nasdaq under the ticker symbol “NUR”.

Restructuring Transaction

On December 22, 2025, NuRAN completed a restructuring transaction (the “Restructuring Transaction”) pursuant to which it issued an aggregate of 10,380,618 units (each, a “Unit”) at a price of $2.89 per Unit, for aggregate gross proceeds of approximately $30 million.

Each Unit consisted of one common share of the Issuer and one-half of one common share purchase warrant, with each whole warrant entitling the holder to acquire one additional common share at an exercise price of $4.335 per share until December 22, 2030.

The Restructuring Transaction comprised:

1.	the settlement of an aggregate of $6,172,629 of indebtedness through the issuance of Units to creditors;

2.	a private placement resulting in aggregate gross proceeds of $3,025,067, representing the issuance of 1,946,365 Units; and

3.	the acquisition of Advance Factoring Inc. (the “Factor”) for total consideration of $20,802,303.09, satisfied by way of debt settlement through the issuance of 7,198,026 Units pursuant to a share purchase agreement (the “SPA”) to the shareholders of the Factor.

The principal assets of the Factor consisted of factored receivables representing claims against the Issuer. Although structured as an acquisition, the transaction operated economically as a debt settlement, pursuant to which liabilities arising from prior factoring arrangements were extinguished through the issuance of securities.

Also on the Closing Date, the Company completed an initial tranche of additional subscriptions, issuing an aggregate of 2,115,064 Units at a price of $2.89 per Unit, for aggregate gross proceeds of approximately $6.11 million, comprised of cash subscriptions and additional debt settlements.

Debt Settlement

On December 30, 2025, the Company announced that it has closed a second tranche of its debt settlement issuances, by issuing an aggregate of 147,668 Units, at $2.89 per Unit, which included cash subscriptions of $190,116 and debt settlements of $236,648.

Recent Developments in the Current Financial Year

Change of Auditor

On January 28, 2026, Company announced that it changed its auditors from Zeifmans LLP to SRCO Professional Corporation, effective January 13, 2026.

Debt Settlement

On February 3, 2026, the Company announced that it has closed a third tranche of its debt settlement issuances, by issuing an aggregate of 26,297 Units, at $2.89 per Unit, representing debt settlements of $76,000.

USD$12 million Debt Financing Mandate Letter

On June 9, 2026, the Corporation announced a mandate letter with Afrigreen Debt Impact Fund, subject to definitive documentation, in respect of a proposed senior debt financing of up to USD$12 million through NuRAN Wireless Africa Holding to support the expansion of its mobile and broadband infrastructure in African markets.

Filing of Form 40-F Registration Statement

On June 12, 2026, the Corporation filed the Form 40-F with the U.S. Securities and Exchange Commission, which it subsequently withdrew on June 15, 2026. On June 18, 2026, the Corporation filed a new Form 40-F registration statement, followed by Amendment No. 1 on June 24, 2026. On June 26, 2026, the SEC declared the Form 40-F registration statement effective.

Series A Convertible Preferred Shares

On July 29, 2026, the Corporation’s board of directors approved the creation of the Series A Convertible Preferred Shares as a series of the Corporation’s existing class of preferred shares. The notice of alteration was filed and was accepted by the Registrar of Companies for the Province of British Columbia on the same date. The Corporation is authorized to issue up to 1,700,000 Series A Convertible Preferred Shares. The Series A Convertible Preferred Shares rank senior to the common shares with respect to dividends and distributions on liquidation, carry cumulative payment-in-kind dividends at a rate of 15% per annum, are convertible into common shares at the option of the holder at an initial conversion price of C$4.25 per common share (subject to adjustment), and may be redeemed by the Corporation.

The Series A Convertible Preferred Shares do not carry the right to receive notice of, attend or vote at meetings of shareholders of the Corporation. Holders are entitled to vote separately as a series only in limited circumstances affecting the rights attached to the Series A Convertible Preferred Shares and in other circumstances where a separate class or series vote is required by applicable corporate law.

On August 6, 2026, the Corporation’s board of directors approved an increase in the maximum number of Series A Convertible Preferred Shares from 1,700,000 to 2,000,000 and the amendment and restatement of the special rights and restrictions attaching thereto. A further notice of alteration giving effect to those amendments was filed with, and accepted by, the Registrar of Companies for the Province of British Columbia on August 7, 2026. The Corporation further increased the initial conversion price to C$5.00 per common share, such that each Series A Convertible Preferred Share is convertible into 0.85 of a common share, for so long as the common shares are listed on the CSE, and the accrual of payment-in-kind dividends and any default premium do not increase the number of common shares issuable on conversion, no floating conversion price applies, and no anti-dilution adjustment (other than in respect of a subdivision, consolidation or share dividend in which holders of common shares participate rateably) reduces the conversion price below C$5.00. Each of those provisions ceases to apply automatically upon the common shares ceasing to be listed on the CSE.

Private Placement Offering

On August 4, 2026, the Corporation announced that it had entered into a definitive subscription agreement (the “Subscription Agreement”) with KW Capital Partners Ltd., an institutional investor at arm’s length to the Corporation (the “Investor”) in respect of an aggregate investment of $6,500,001 in the Corporation (the “Offering”). Pursuant to the Subscription Agreement, the Investor agreed to subscribe for Series A Convertible Preferred Shares at a price of C$4.25 per Series A Convertible Preferred Share, a portion of which subscription amount was to be satisfied through the settlement of outstanding indebtedness of the Corporation held by the Investor, with the balance to be funded in cash.

On August 5, 2026, the Corporation and the Investor entered into an amending agreement to the Subscription Agreement pursuant to which the Investor increased its commitment to the Offering from C$6,500,001 to C$7,600,000 (the “Commitment Amount”), on the basis that the amount actually subscribed for by the Investor is the Commitment Amount less the aggregate amount of all indebtedness and accounts payable of the Corporation owing to persons other than the Investor that is settled in Series A Convertible Preferred Shares at the closing of the Offering. On August 6, 2026, the Corporation and the Investor entered into a second amending agreement to the Subscription Agreement giving effect to the amended conversion terms of the Series A Convertible Preferred Shares described above. On August 7, 2026, the Corporation announced the increase in the aggregate size of the Offering to C$7,600,000 and the amended conversion terms.

On August 14, 2026, the Corporation completed the Offering and issued an aggregate of 1,788,233 Series A Convertible Preferred Shares at a price of C$4.25 per Series A Convertible Preferred Share for aggregate consideration of C$7,600,000, of which (i) 1,614,621 Series A Convertible Preferred Shares were issued to the Investor, (ii) C$3,862,143.01 of the aggregate subscription amount was satisfied through the settlement of a convertible debenture of the Corporation held by the Investor, (iii) C$518,704.00 was satisfied through the settlement of accrued and unpaid salary owing to three members of management of the Corporation, (iv) C$219,153.00 was satisfied through the settlement of other indebtedness and accounts payable of the Corporation, and (v) the balance of C$3,000,000.00 was received by the Corporation in cash. The Series A Convertible Preferred Shares issued under the Offering are convertible into an aggregate of approximately 1,519,998 common shares for so long as the common shares are listed on the CSE.

In connection with the Offering, the Corporation also issued common share purchase warrants (the “Warrants”) in two series, consisting of: (i) 200,000 Warrants exercisable at $10.00 per common share for a period of four years from the date of issuance; and (ii) 1,588,233 Warrants exercisable at $5.00 per common share for a period of five years from the date of issuance.

Registration Rights Agreement

In connection with the closing of the Offering, the Corporation and the Investor entered into a registration rights agreement pursuant to which the Corporation agreed to file a registration statement with the SEC registering the resale of the common shares issuable on conversion of the Series A Convertible Preferred Shares and on exercise of certain of the Warrants, within the timelines specified therein.

Nasdaq Listing

On August 17, 2026, the Corporation’s Common Shares commenced trading on the Nasdaq Capital Market under the symbol “NUR”.

Rural Mobile Network Project in West Africa

On August 17, 2026, the Corporation announced a new three-year rural mobile network project in West Africa with an aggregate project value of approximately US$5 million for a state-owned mobile network operator. The project is expected to include more than 200 rural sites providing 2G and 4G services. The project is consistent with NuRAN’s broader Network-as-a-Service deployment strategy in Africa, where the Company has more than 5,000 sites under contract across eight countries with Orange and MTN, two of Africa’s largest mobile network operators. NuRAN has also installed its first 2G/4G towers in Côte d’Ivoire and Benin and has commenced a 3G/4G rollout in Cameroon.

Anticipated Changes in the Company’s Business

Over the next 12 months, the Company intends to continue executing on its business objectives – see “Summary of the Business”.

REGULATORY OVERVIEW

The following summary is intended to provide a general overview of the primary laws and regulations applicable to the Business, and is not intended to be exhaustive. Due to the nature of its business, the Company must comply with telecommunications regulatory frameworks that vary by country. Telecommunications equipment and components that use radio frequency spectrum, including base stations, modems, VSAT terminals and antennas, generally require type approval (homologation). The Network-as-a-Service business model is novel and may not fit neatly within existing regulatory frameworks. Although regulatory adjustments may be required over time, the Company has established compliance in each country where it operates, ensuring appropriate governance. The Company has also implemented an Environmental and Social Governance system to comply with local environmental regulatory frameworks. The Corporation continues to monitor regulatory developments and their impact(s) on the Business, including the Corporation’s proposed plans for further expansion and growth.

Regulatory Framework in the DRC

Telecommunications and Internet policy in the DRC is overseen by the Ministry of Posts, Telecommunications and Digital Technologies, together with the Regulatory Authority for Posts and Telecommunications of Congo (Autorité de Régulation de la Poste et des Télécommunications du Congo, “ARPTC”). The sector is primarily governed by Framework Law No. 013/2002 and Law No. 014/2002, each dated October 16, 2002, alongside applicable international conventions to which the DRC is a party. Operators are required to obtain appropriate licences, including frequency authorizations where applicable, and must establish a local legal entity to conduct business. Licence terms and conditions are prepared by the ARPTC and approved by the Ministry. The Company obtained the following licences, authorizations and/or approvals:

●	Shared passive infrastructure license in rural areas (Licence d’infrastructure passive partagé en zone rurale)

●	Authorization as a telecommunications equipment vendor (Agréement de vendeur d’équipements de télécommunications)

●	Authorizations for the installation and maintenance of a telecommunications equipement (Agréements d’installateurs et de maintenance d’équipements de télécommunications)

●	Product approval :

o	LiteCell 1.5

o	OC-2G

Regulatory Framework in Cameroon

Telecommunications regulation in Cameroon is overseen by the Ministry of Posts and Telecommunications (“MINPOSTEL”), which is responsible for sector policy, together with an independent regulatory authority tasked with supervising operators and enforcing compliance with applicable laws and regulations. The sector is principally governed by Law No. 98/014 of July 14, 1998 (as amended). Telecommunications services are subject to licensing or authorization requirements, and operators must comply with conditions relating to service quality, network interconnection, consumer protection and competition. The regulatory framework emphasizes principles such as transparency, non-discrimination, fair competition and equal access to networks and services, and prohibits anti-competitive practices. The Company obtained the following licences, authorizations and/or approvals:

●	Passive infrastructure (Infrastructure passive) – License Category 1 (Licence Catégorie 1)

●	Authorization as a telecommunications equipment vendor (Agréement de vendeur d’équipements de télécommunications)

●	Authorizations for the installation and maintenance of a telecommunications equipement (Agréements d’installateurs et de maintenance d’équipements de télécommunications)

●	Product approval :

o	LiteCell 1.5

o	OC-2G

o	LiteCell xG

Regulatory Framework in Benin

Telecommunications regulation in Benin is overseen by the government ministry responsible for electronic communications, together with the Autorité de Régulation des Communications Électroniques et de la Poste (“ARCEP”), an independent regulatory authority responsible for supervising the sector and ensuring compliance with applicable laws and regulations. The sector is principally governed by the Digital Code (Law No. 2017-20 of April 20, 2018, as amended) and related implementing decrees. Telecommunications networks and services are subject to licensing, authorization or declaration regimes depending on their nature. Licences are typically required for the establishment and operation of public networks using spectrum and are granted by the government following a competitive process, while other services may be subject to authorization or notification to ARCEP. The Company obtained the following licences, authorizations and/or approvals:

●	Authorization as a telecommunications equipment vendor (Agréement de vendeur d’équipements de télécommunications)

●	Authorizations for the installation and maintenance of a telecommunications equipement (Agréements d’installateurs et de maintenance d’équipements de télécommunications)

●	Products Approval :

o	LiteCell 1.5

o	LiteCell xG

Regulatory Framework in Madagascar

Telecommunications regulation in Madagascar is overseen by the Ministry responsible for telecommunications and digital development, together with the Autorité de Régulation des Technologies de Communication (“ARTEC”), an independent public authority responsible for supervising the sector and ensuring compliance with applicable laws and regulations. The sector is principally governed by telecommunications legislation, including Law No. 2005-023 (as implemented by subsequent decrees), which establishes the legal and institutional framework and supports a liberalized market structure. Telecommunications networks and services are subject to licensing, authorization and declaration regimes. ARTEC is responsible for granting licences, issuing approvals, managing spectrum and numbering resources, and monitoring operator compliance with applicable requirements.

Regulatory Framework in Ivory Coast

Telecommunications regulation in Côte d’Ivoire is overseen by the Ministry of Digital Transition and Innovation, together with the Autorité de Régulation des Télécommunications/TIC de Côte d’Ivoire (“ARTCI”), an independent administrative authority responsible for regulating the sector and enforcing compliance with applicable laws. The sector is governed by a modern legal framework, including Law No. 2024-352 of June 6, 2024 relating to electronic communications, which establishes the current regulatory regime and aims to enhance transparency, competition and sector governance. Telecommunications services and networks are subject to licensing and authorization requirements. ARTCI is responsible for granting authorizations, managing spectrum resources, regulating tariffs, overseeing interconnection and competition, and ensuring compliance with licence conditions and consumer protection rules. The Company obtained the following licences, authorizations and/or approvals:

●	Authorization as a telecommunications equipment vendor (Agréement de vendeur d’équipements de télécommunications)

●	Authorizations for the installation and maintenance of a telecommunications equipement (Agréements d’installateurs et de maintenance d’équipements de télécommunications)

●	Products Approval :

o	LiteCell 1.5

o	LiteCell xG

Regulatory Framework in Canada

The Company has no intention or future plans to undertake operations in Canada. In the event that the Company determines to undertake operations in Canada or undertake operations that otherwise require regulation in Canada, it would have to comply with the regulatory framework in Canada. Specifically, the Company may need to register with the Canadian Radio-television and Telecommunications Commission and obtain the requisite licenses from Innovation, Science and Economic Development Canada. Compliance with these regulatory requirements may involve ongoing obligations and, where applicable, approvals or licences, and there can be no assurance that the Company would be able to obtain or maintain such registrations, licences or approvals on acceptable terms or within required timeframes.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the consolidated capitalization of the Corporation since the date of the Interim Financial Statements, which have not been disclosed in this Prospectus or the documents incorporated by reference. The applicable Prospectus Supplement will describe any material changes, and the effect of such material changes, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

The following table sets forth our consolidated capitalization as at the date of our most recently completed financial period, being March 31, 2026, and updated to show changes to our capitalization as at August 21, 2026.

	Authorized	As at March 31, 2026	As at August 21, 2026
Shareholder Equity
Common Shares	Unlimited	13,084,716	13,194,700
Series A Convertible Preferred Shares	2,000,000	Nil	1,788,233
Warrants	Unlimited	6,363,824	7,912,691
Options	10% of Issued and Outstanding Common Shares(1)	2,001	2,001
Restricted Share Units	10% of Issued and Outstanding Common Shares(1)	Nil	Nil
Debt
Unsecured Convertible Debentures	--	$5,335,145	$2,961,105
Convertible Debentures (Secured)	--	Nil	Nil
Loan Agreements	--	$8,200,530	$8,500,720

Note:

Pursuant to the restricted share unit award plan of the Corporation (the “RSU Plan”), the maximum number of Common Shares that may be issued pursuant to the RSU Plan may not exceed in the aggregate, and together with all of the Corporation’s other security based compensation arrangements and including the stock option plan of the Corporation, 10% of the issued and outstanding Common Shares.

USE OF PROCEEDS

Net Proceeds

The Securities offered by this Prospectus may be offered from time to time at the discretion of the Corporation in one or more series or issuances with an aggregate offering amount not to exceed $100,000,000. The net proceeds derived from the issue of the Securities, or any one of them, under any Prospectus Supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the Securities issued under any Prospectus Supplement. The Corporation will set forth information on the use of net proceeds from the sale of Securities offered under this Prospectus in a Prospectus Supplement relating to the specific offering.

The Corporation’s business model is based on the construction, ownership, operation and management of telecommunications infrastructure on a Network-as-a-Service basis for mobile network operators in emerging markets. Historically, the Corporation has expanded its network using a sequential deployment model. Under this approach, the Corporation has been required to fund new site construction primarily from cash generated by previously commissioned sites and from periodic financings, and to wait for incremental cash generation from each successive cohort of sites before commencing subsequent phases of construction. While this approach has enabled the Corporation to grow its network in a capital-efficient manner, it has also constrained the pace of deployment, as the rate at which new sites can be constructed is largely dependent on the cash flows generated from existing operations and available financing resources. It is important to note that capital expenditures relating to site construction is discretionary and may be paused, deferred or reduced at any time without impairing the Corporation’s existing operations or its contractual position, as the sequential deployment model remains available to the Corporation.

The use of proceeds will be used to provide the Corporation with financing flexibility to transition from this sequential deployment model to a concurrent, larger-scale deployment program. The aggregate offering amount of $100,000,000 has been determined with reference to the Corporation’s existing contracted backlog of approximately 5,092 sites, after deducting sites currently in service. The Corporation currently estimates that proceeds of approximately $100,000,000 would permit the construction and commissioning of more than 2,000 additional sites from this contracted backlog.

Based on current management estimates, the average all-in cost to construct and commission a site is approximately $42,000. Accordingly, the Corporation currently anticipates that approximately $84,000,000 of any proceeds raised up to the full amount of this Prospectus would be allocated toward direct site construction, deployment and commissioning costs. The remaining approximately $16,000,000 would be allocated toward operating expenditures required to support the deployment program, including country operations, technical personnel, financial management functions, mobile network operator relationship management and related working capital requirements.

The Corporation’s ability to convert its contracted backlog into revenue-generating infrastructure and recurring revenue streams is dependent upon obtaining financing to fund the required capital expenditures and associated operating costs. Accordingly, future revenue growth and cash flow generation are contingent upon the availability of financial resources necessary to execute the Corporation’s deployment strategy.

The Corporation is not committed to raising the full $100,000,000 available under this Prospectus. The amount and timing of any distributions will depend on the Corporation’s capital requirements, financing opportunities and prevailing market conditions. This Prospectus provides a maximum aggregate distribution amount only, and securities (including Securities) may be offered from time to time pursuant to one or more Prospectus Supplements as determined by the Corporation.

The Corporation may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

The Corporation has provided an undertaking to the Executive Director of the British Columbia Securities Commission that, within 90 days following the issuance of a receipt for the Prospectus, it will either (i) raise sufficient funds, through the first prospectus supplement or another financing completed prior to the filing of the first prospectus supplement, to meet its short-term liquidity requirements for at least 12 months, or (ii) withdraw the Prospectus.

Negative Operating Cash Flow

As of June 30, 2026, the Corporation had an estimated working capital deficiency of approximately $11.1 million. The Corporation’s working capital deficiency is primarily the result of balance sheet presentation and does not reflect its near-term operating cash requirements. As of June 30, 2026, current liabilities included approximately $16.1 million of debt obligations, including accrued interest. The majority of these obligations are subject to arrangements that extend their maturity beyond the current period or otherwise remove the requirement for near-term cash repayment, including (i) approximately $8.5 million of secured indebtedness the maturity of which has been extended to April 26, 2027 and is expected to be further rolled over, (ii) approximately $3.8 million of unsecured indebtedness expected to be converted into equity upon completion of the preferred share financing, and (iii) approximately $3.8 million of shareholder indebtedness expected to be refinanced under a proposed longer-term financing facility. Accordingly, management does not consider these liabilities to represent immediate demands on the Company’s operating liquidity.

The Corporation has negative cash flow from operating activities and has incurred net losses in its most recently completed financial year and most recent interim period. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities, through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or at all.

The expected use of net proceeds from an offering of the Corporation’s Securities represents the Corporation’s current intentions based upon its present plans and business conditions, which could change in the future as its plans and business conditions evolve. The amounts and timing of the actual use of the net proceeds will depend on multiple factors and there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for the Corporation to achieve its stated business objectives. The Corporation may also require additional funds in order to fulfill its expenditure requirements to meet existing and any new business objectives, and the Corporation expects to either issue additional securities or incur debt to do so. As a result, management will retain broad discretion in the application of the net proceeds, and investors will be relying on management’s judgment regarding the application of the net proceeds from the offering. The Corporation may, from time to time, elect to pause, defer, reduce or suspend site construction activities based on the availability of capital and other business considerations.

Pending the use of the net proceeds from the offering, the Corporation may plan to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or government securities, or hold them as cash. Until applied, the net proceeds will be held as cash balances in the Corporation’s bank account or invested in certificates of deposit and other instruments issued by banks or obligations of or guaranteed by the Government of Canada or any province thereof or the Government of the United States or any state thereof.

The actual amount that the Corporation spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus or unforeseen events.

Business Objectives

The Company’s business objectives are focused on the development, deployment and operation of mobile telecommunications infrastructure and related services in rural, remote and underserved markets, primarily through its subsidiaries operating in multiple jurisdictions. The Company seeks to pursue these objectives in a capital-efficient manner while managing the operational, regulatory and financial risks associated with international operations.

PRIOR SALES

Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed for trading on the CSE and Nasdaq under the symbol “NUR” and on the FSE under the symbol “1RN”. Information regarding trading price and volume of the Securities will be provided as required for all of the Corporation’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

DESCRIPTION OF SECURITIES

The following is a summary of the material attributes and characteristics of the Securities that may be issued from time to time under a Prospectus Supplement, as at the date of this Prospectus. The statements made in this Prospectus relating to the Securities to be issued hereunder are summaries of certain anticipated provisions thereof. The Prospectus Supplement filed in respect of an offering of Securities will describe the material terms of such Securities. For a complete description of the terms of any Securities, prospective investors should also refer to the Corporation’s articles, which are available electronically on SEDAR+ at www.sedarplus.ca. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

The following is a brief summary of the material attributes of our Common Shares. This summary does not purport to be complete. For full particulars and additional details on our Common Shares, reference should be made to our articles, a copy of which is available on SEDAR+ at www.sedarplus.ca. Additionally, a more extensive summary of the terms of our Common Shares is provided in the Annual Information Form, which is incorporated herein by reference.

The Corporation is authorized to issue an unlimited number of Common Shares without par value. As at August 21, 2026, there are 13,194,700 Common Shares issued and outstanding as fully paid and non-assessable shares.

The holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Issuer and each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Issuer. The holders of the Common Shares, subject to the prior rights, if any, of any other class of shares of the Issuer, are entitled to receive such dividends in any financial year as the Board may by resolution determine. Holders of the Common Shares have the right, as respect to capital, to participate in distributions (including winding-ups) are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Issuer, the remaining property and assets of the Issuer. The Common Shares are not redeemable.

Series A Convertible Preferred Shares

See “Recent Developments in the Current Financial Year – Series A Convertible Preferred Shares”.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent, or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

We will file a copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants with the relevant securities regulatory authorities in Canada after we have entered into it.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation of the Warrants;

●	the aggregate number of Warrants offered and the offering price;

●	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the dates or periods during which the Warrants are exercisable;

●	the designation and terms of any securities with which the Warrants are issued;

●	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	whether such Warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	certain material Canadian and United States tax consequences of owning the Warrants; and

●	any other material terms and conditions of the Warrants.

As of August 21, 2026, 7,912,691 Warrants are issued and outstanding.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement.

We may issue Units comprised of one or more of the other Securities described herein in any combination.

Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

●	certain material Canadian and United States tax consequences of owning the Securities comprising the Units; and

●	any other material terms and conditions respecting the Units.

The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any agreement, if any, and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. We will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered;

●	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

●	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

●	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts, plus any interest earned thereon;

●	certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Debt Securities

The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement.

The Debt Securities may be offered separately or together with other Securities, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. The applicable Prospectus Supplement will include details of the Indenture governing the Debt Securities being offered. We will file a copy of the Indenture relating to an offering of Debt Securities with the relevant securities regulatory authorities in Canada after we have entered into it. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

●	the specific designation of the Debt Securities;

●	the price or prices at which the Debt Securities will be issued;

●	any limit on the aggregate principal amount of the Debt Securities;

●	the date or dates, if any, on which the Debt Securities will mature and any available extensions thereof, and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

●	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

●	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

●	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

●	the covenants and events of default applicable to the Debt Securities;

●	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

●	whether the Debt Securities will be issuable in registered form, bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

●	whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;

●	the denominations in which registered Debt Securities will be issuable;

●	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

●	the currency in which the Debt Securities are denominated or the currency in which the Corporation will make payments on the Debt Securities;

●	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

●	any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for our Common Shares or any of our other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

PLAN OF DISTRIBUTION

We may from time to time during the 25-month period that this Prospectus, including any amendments and supplements thereto, remains valid, offer for sale and issue up to an aggregate of $100,000,000 in Securities hereunder.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers, through agents, or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, that we engage in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that we will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, which may include sales made directly on the CSE, Nasdaq or other existing trading markets for the Securities.

No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from us or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed underwriters for the purposes of applicable Canadian securities legislation, and any such compensation received by them from us and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities other than an “at-the-market distribution” (as defined under applicable Canadian legislation) (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with us, to indemnification by us against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. We may elect to list any of the Securities on one or more exchange, but unless otherwise specified in the applicable Prospectus Supplement, we will not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any Securities. See “Risk Factors”.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws. Unless otherwise specified in the applicable Prospectus Supplement, the Securities may not be offered or sold in the U.S. or to, or for the account or benefit of, U.S. persons unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the U.S. or to, or for the account or benefit of, a U.S. person, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these Securities in the U.S.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. No Selling Securityholder may distribute Securities pursuant to an “at-the-market distribution” in Canada. Any Prospectus Supplement that we file in connection with an offering of Securities by selling securityholders will include the following information: (i) the names of the selling securityholders; (ii) the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder; (iii) the number or amount of Securities of the class being distributed for the account of each selling securityholder; (iv) the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; (vi) where applicable, the disclosure required by Form 44-101F1 – Short Form Prospectus, and selling securityholders will file a non-issuer’s submission to jurisdiction form with the applicable prospectus supplement; and (vii) all other information that is required to be included in the applicable prospectus supplement.

The Investor has certain registrations rights, granted by the Corporation under a registration rights agreement, for the future resale in the United States of the Common Shares issuable on conversion of the Series Convertible Preferred Shares purchased by them in the private placement closed on August 14, 2026. See “Recent Developments in the Current Financial Year – Private Placement Offering, Private Placement Offering, and Registration Rights Agreement”.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable Securities.

CEASE TRADE ORDERS

This Prospectus should be read together with the documents incorporated by reference, including the Annual Information Form. To the knowledge of the Corporation, as at the date of this Prospectus and within the ten years before the date of this Prospectus except as set out below and in the documents incorporated by reference, no director or executive officer of the Company is or has been a director, chief executive officer or chief financial officer of any person or company (including the Company), that while that person was acting in that capacity:

(a)	Was subject of a cease trade order or similar order or an order that denied the relevant person or Company access to any exemptions under securities legislation (an “order”), for a period of more than 30 consecutive days; or

(b)	Was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Francis Létourneau (CEO and director), Jim Bailey (CFO), Vitor Fonseca (director), Brendan Purdy (director), Avi Minkowitz (director), Binyomin Posen (director), Navindran Naidoo (director) and Joseph Labkowski (director) were directors and officers, where indicated, of the Corporation when a cease trade order was issued by the British Columbia Securities Commission on May 5, 2026, as a result of failing to file the following periodic disclosure required by the legislation: (i) annual audited financial statements for the year ended December 31, 2025; (ii) annual management’s discussion and analysis for the year ended December 31, 2025; and (iii) certification of annual filings for the year ended December 31, 2025. The cease trade order was revoked on June 10, 2026.

Binyomin Posen was a director of Street Capital Inc. (“Street Capital”) when on May 7, 2025, the Ontario Securities Commission issued a cease trade order (the “Street Capital CTO”) against Street Capital for failure to file its (i) audited annual financial statements for the year ended December 31, 2024; (ii) management’s discussion and analysis relating to the audited annual financial statements for the year ended December 31, 2024; and (iii) certifications of the foregoing filings as required under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings. Binyomin Posen was a director of Street Capital at the time of the Street Capital CTO and remains a director as of the date hereof. The Street Capital CTO remains in effect as of the date hereof.

Brendan Purdy served as a director of Global Gaming Technologies Corp. (formerly Global Blockchain Technologies Corp.), when a cease trade order was issued by the British Columbia Securities Commission on January 7, 2020, as a result of failing to file the following periodic disclosure required by the legislation: (i) interim financial statements for the period ended October 31, 2019; (ii) interim management’s discussion and analysis for the period ended October 31, 2019; and (iii) certification of interim filings for the period ended October 31, 2019. The cease trade order remains active. Brendan Purdy resigned from Global Gaming Technologies Corp. on July 4, 2019.

Brendan Purdy served as a director of Transnational Cannabis Ltd. (formerly ICC International Cannabis Corp.), when a cease trade order was issued by the British Columbia Securities Commission on July 7, 2020, as a result of failing to file the following periodic disclosure required by the legislation: (i) annual audited financial statements for the year ended February 29, 2020; (ii) annual management’s discussion and analysis for the year ended February 29, 2020; and (iii) certification of annual filings for the year ended February 29, 2020. The cease trade order remains active. Brendan Purdy resigned from Transnational Cannabis Ltd. In June 2020.

RISK FACTORS

In this section of the Prospectus, unless the context requires otherwise, references to the “Corporation” include the Corporation and its subsidiaries, taken as a whole.

An investment in Securities is subject to a number of risks, including those set forth herein and in the documents incorporated by reference (including the Annual Information Form, the management’s discussion and analysis of the Corporation for the Annual Financial Statements and the management’s discussion and analysis of the Corporation for the Interim Financial Statements). In addition to the information set out below and the other information contained in this Prospectus, including in the section entitled “Cautionary Note Regarding Forward-Looking Information”, prospective purchasers should carefully consider the risk factors related to the Business set out in the documents incorporated by reference herein, which are specifically incorporated by reference in this Prospectus. Additionally, prospective purchasers should consider the risk factors and uncertainties set forth below.

Prospective investors should carefully consider these risks, in addition to information contained in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. The risks and uncertainties described below or incorporated by reference in this Prospectus are not the only risks and uncertainties faced by the Corporation. Additional risks and uncertainties that the Corporation is not aware of or focused on, or that the Corporation currently deems to be immaterial, may materialize and could have a Material Adverse Effect, could result in a decline in the trading price of the Common Shares, and could cause purchasers to lose all or part of their investment. There can be no assurance that the Corporation will successfully address any or all of these risks. In the event that any one or more of these risks or uncertainties materialize, such occurrence could have a Material Adverse Effect, and could cause prospective purchasers to lose all or part of their investment.

Risks Related to an Offering of Securities

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for our Common Shares will be sustained. If an active or liquid market for our Common Shares fails to be sustained, the prices at which our Common Shares and other Securities trade may be adversely affected. Whether our Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation.

The Issuer is a Holding Company

The Issuer is a holding company and essentially all of its assets are the capital stock of its subsidiaries in each of the markets the Issuer operates in. As a result, investors in the Issuer are subject to the risks attributable to its subsidiaries. As a holding company, the Issuer conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Issuer’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Issuer. The ability of these entities to pay dividends and other distributions will depend on its operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing its debt. In the event of a bankruptcy, liquidation or reorganization of any of the Issuer’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of its claims from the assets of those subsidiaries before the Issuer.

Volatile Market Price for the Issuer’s Common Shares

In recent years, the securities markets in Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Issuer in creating revenues, cash flows or earnings. The value of Common Shares distributed hereunder will be affected by such volatility.

The wide fluctuations are in response of numerous factors, many of which will be beyond the Issuer’s control, including, but not limited to the following:

a.	actual or anticipated fluctuations in the Issuer’s quarterly results of operations;

b.	recommendations by securities research analysts;

c.	changes in the economic performance or market valuations of companies in the telecommunications industry;

d.	addition or departure of the Issuer’s executive officers and other key personnel;

e.	sales or perceived sales of additional Common Shares, or other classes of shares of the Issuer;

f.	operating and financial performance that vary from the expectations of management, securities analysts and investors;

g.	regulatory changes affecting the telecommunications sector generally and the Issuer’s business and operations ;

h.	regulatory changes affecting businesses generally within jurisdictions in which the Issuer operates or does business;

i.	announcements of developments and other material events by the Issuer’s or its competitors;

j.	fluctuations to the costs of vital production materials and services;

k.	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Issuer or its competitors;

l.	operating and share price performance of other companies that investors deem comparable to the Issuer or from a lack of market comparable companies; and

m.	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Issuer’s industry or target markets.

A Positive Return on Securities is Not Guaranteed

There is no guarantee that the Securities offered hereunder will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Issuances and Dilution

We may issue and sell additional securities to finance our operations. We cannot predict the size or type of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of our securities issued and outstanding from time to time. Sales or issuances of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our issued and outstanding securities from time to time. With any additional sale or issuance of our securities, holders will suffer dilution with respect to voting power and may experience dilution in our earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of our issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Dilution

As at the date of this Prospectus, 1,788,235 Series A Convertible Preferred Shares are issued and outstanding, together with 1,588,235 common share purchase warrants exercisable at C$5.00 per Common Share until August 14, 2031 and 200,000 common share purchase warrants exercisable at C$10.00 per Common Share until August 14, 2030 issued in connection therewith. For so long as the Common Shares are listed on the CSE, each Series A Convertible Preferred Share is convertible at the option of the holder into 0.85 of a Common Share, and the Series A Convertible Preferred Shares outstanding as at the date of this Prospectus are convertible into an aggregate of approximately 1,519,998 Common Shares.

At any time the Common Shares cease to be listed on the CSE, or the Corporation ceases to be subject to the rules and policies of the CSE, the conversion price of the Series A Convertible Preferred Shares reverts, without any further act of the Corporation or any holder, to the lower of C$4.25 per Common Share and a floating conversion price equal to ninety-five percent (95%) of the lowest trade price of the Common Shares on Nasdaq during the five trading days immediately preceding the applicable conversion date. In addition, at that time the accrued payment-in-kind dividend amount, and any default premium then applicable, become convertible and are included in determining the number of Common Shares issuable on conversion. The Corporation may thereafter delist the Common Shares from the CSE, in which case each of those changes would take effect.

The Series A Convertible Preferred Shares accrue a cumulative dividend at the rate of fifteen percent (15%) per annum, increasing to thirty percent (30%) per annum upon the occurrence and during the continuance of an event of default, which dividend is paid in kind by increasing the amount on which the conversion entitlement is calculated rather than in cash. Accordingly, the number of Common Shares issuable on conversion of the Series A Convertible Preferred Shares increases over time, and, following the Common Shares ceasing to be listed on the CSE, may increase materially. Where the floating conversion price applies, the number of Common Shares issuable on conversion increases as the trading price of the Common Shares decreases, and there is no floor on that price other than the minimum price prescribed by applicable stock exchange requirements.

The conversion of the Series A Convertible Preferred Shares, the accrual of payment-in-kind dividends thereon and the exercise of the Warrants will result in dilution to holders of Common Shares, including purchasers of Securities under this Prospectus, and sales of the Common Shares issued on any such conversion or exercise, or the perception that such sales may occur, could adversely affect the prevailing market price of the Common Shares. The Corporation has agreed to file a registration statement with the SEC registering the resale of the Common Shares issuable on conversion of the Series A Convertible Preferred Shares and on exercise of certain of the Warrants, and the Common Shares so registered will be freely tradeable in the United States upon that registration statement becoming effective, subject to applicable Canadian resale restrictions.

Ranking of the Series A Convertible Preferred Shares

The Series A Convertible Preferred Shares rank senior to the Common Shares and to all other securities of the Corporation ranking junior to the Series A Convertible Preferred Shares, both as to the payment of dividends and as to the distribution of assets on a liquidation, dissolution or winding-up of the Corporation. On any such liquidation, dissolution or winding-up, the holders of Series A Convertible Preferred Shares are entitled to receive, before any distribution or payment is made to holders of Common Shares, an amount per share equal to the greater of the subscription price paid therefor together with all accrued payment-in-kind dividends and any applicable default premium, and the amount such holder would have received had all Series A Convertible Preferred Shares held by it been converted into Common Shares immediately prior to that event. There can be no assurance that the assets of the Corporation available for distribution on any such event would be sufficient to permit any distribution to holders of Common Shares after satisfaction of the entitlements of the holders of Series A Convertible Preferred Shares.

In addition, no dividend or other distribution may be declared, paid or set aside on the Common Shares, and no capitalization of surplus may be effected in respect of the Common Shares, unless and until all payment-in-kind dividends then accrued on the Series A Convertible Preferred Shares have been credited in accordance with their terms. The Corporation has not paid dividends on the Common Shares and does not anticipate doing so in the foreseeable future.

Protective Provisions and Events of Default

For so long as any Series A Convertible Preferred Shares remain outstanding, the Corporation may not, without the prior written consent of the holders of at least sixty-seven percent (67%) of the Series A Convertible Preferred Shares then outstanding, among other things: alter, vary or repeal any provision of its notice of articles or articles in a manner that adversely affects the Series A Convertible Preferred Shares; create, authorize or issue any class or series of securities ranking senior to or on a parity with the Series A Convertible Preferred Shares as to dividends, distributions on liquidation or conversion rights; increase the maximum number of Series A Convertible Preferred Shares; purchase, redeem or otherwise acquire for value any Common Shares or other junior securities; reduce, return or repay capital in respect of any junior securities; create, authorize, incur or guarantee any indebtedness, debt obligation or liability, whether secured or unsecured, in excess of US$500,000 in the aggregate, other than indebtedness expressly permitted under the subscription agreement and trade payables incurred in the ordinary course; or enter into certain transactions with related parties.

These restrictions may limit the ability of the Corporation to raise additional capital, including by way of the issuance of Securities under this Prospectus where the Securities to be issued would rank senior to or on a parity with the Series A Convertible Preferred Shares or where the issuance of Debt Securities would cause the Corporation to exceed the indebtedness threshold described above, and may limit the ability of the Corporation to pursue transactions that the board of directors otherwise considers to be in the best interests of the Corporation. There can be no assurance that any such consent would be obtained, or obtained on terms acceptable to the Corporation.

The terms of the Series A Convertible Preferred Shares also provide for events of default, which include a failure by the Corporation to issue Common Shares on a valid conversion, a breach of the protective provisions described above, the suspension or delisting of the Common Shares from Nasdaq or the CSE (other than a voluntary delisting from the CSE effected in connection with the Nasdaq listing), a cross-default in respect of indebtedness in excess of US$500,000, and the occurrence of a material adverse change. Upon the occurrence and during the continuance of an event of default, the dividend rate increases to thirty percent (30%) per annum and the amount on which the conversion entitlement is calculated is automatically increased by fifty percent (50%) of the subscription price, in each case increasing the dilution to holders of Common Shares described above.

Amendment of the Series A Convertible Preferred Shares

The provisions of the Series A Convertible Preferred Shares which apply for so long as the Common Shares are listed on the CSE, including the conversion price of C$5.00 per Common Share and the exclusion of accrued payment-in-kind dividends and any default premium from the conversion calculation, were adopted in order to comply with section 6.7(1) of CSE Policy 6 – Distributions & Corporate Finance. Any amendment, variation or waiver of those provisions while the Common Shares remain listed on the CSE requires the prior written acceptance of the CSE, in addition to the consent of the holders of the Series A Convertible Preferred Shares. There can be no assurance that any such acceptance or consent would be obtained. Conversely, those provisions cease to apply automatically upon the Common Shares ceasing to be listed on the CSE, without any further approval of the CSE, the holders of Common Shares or the board of directors, with the consequences described above under “Dilution”.

Risks Related to the Business

Evolving Business Strategy

While the Issuer and the Group have existing operations and are generating revenues, they plan to expand their operations and staff to meet the requirements of their business initiatives. The commercial response to the product offerings is still uncertain, and although the Issuer and the Group believe that their strategy incorporates advantages compared to other suppliers of mobile and broadband wireless infrastructure solutions, if consumers do not respond favorably to the Issuer and the Group’s products or if it takes longer to develop their products or establish their customer base or it proves to be more costly than currently anticipated to develop their businesses, revenues may be adversely affected.

International Operations and Emerging Market Risk

A substantial portion of the Company’s operations and revenues are derived from jurisdictions outside Canada, including emerging markets. International operations expose the Company to economic, political, legal and regulatory risks, including political instability, civil unrest, changes in laws or regulations, expropriation or nationalization, restrictions on foreign ownership, limitations on the repatriation of funds, adverse tax consequences, customs and trade restrictions, and inconsistent enforcement of legal rights. These risks may be more pronounced in emerging markets where legal and regulatory systems are less developed or less predictable.

Sales Cycle, Revenue Timing and Contract Execution Risk

The Company’s sales cycles may be lengthy and involve complex technical, commercial and regulatory considerations. Revenue recognition may depend on customer acceptance, deployment milestones or other conditions. Delays in contract execution, customer approvals or project deployment may result in significant fluctuations in revenues, operating results and cash flows from period to period.

The Company’s activities are subject to community relations and license to operate

The Company’s relationship with the local communities and local authorities where it operates is critical to ensure the future success of its existing activities and the potential development and operation of its business. Failure by the Company to maintain good relations with local stakeholders can result in adverse claims and difficulties for the Company. Adverse publicity could have a material adverse impact on the Company and its reputation. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Company’s overall ability to advance its operations, which could have a material adverse impact on the Company’s business, results of operations and financial condition.

Risks Related to the Trading and Telecommunications Sector

Competitive Conditions

The Company operates in highly competitive markets that include traditional telecommunications equipment vendors, network infrastructure providers, and tower companies, many of which have greater financial, technical, and operational resources than the Company. These markets are characterized by rapid innovation, evolving technologies, and significant price competition. Competition is based on a number of factors, including pricing, cost efficiency, deployment speed and flexibility, power efficiency, service reliability, and business model. The Company’s competitiveness, particularly in rural and low-density markets, depends in part on its ability to deliver cost-effective and flexible wireless infrastructure solutions through its integrated Network-as-a-Service (NaaS) model. Increased competition could result in pricing pressure, reduced margins, loss of customers, or reduced growth opportunities. There can be no assurance that the Company will be able to maintain its competitive position or that competitive pressures will not materially and adversely affect its market share, operating results, or financial condition.

Industry Cyclicality and Market Demand Risk

Demand for telecommunications infrastructure, network services and related technologies may be affected by macroeconomic conditions, capital spending cycles, customer budget constraints and shifts in industry priorities. Economic downturns or reduced infrastructure investment could materially adversely affect demand for the Company’s products and services.

Component Supply and Availability

The telecommunications and infrastructure sector relies on complex global supply chains and logistics networks. The Company relies on third-party suppliers for key components, including radio equipment, power systems, transmission equipment, and related infrastructure, which are sourced from an international supplier base. The availability, pricing, and delivery timelines of these components are subject to global supply chain conditions, including manufacturing capacity constraints, transportation disruptions, shipping delays, customs restrictions, geopolitical events, trade restrictions, tariffs, and other disruptions beyond the Company’s control. Although the Company seeks to mitigate supply chain risks through supplier diversification, there can be no assurance that alternative suppliers will be available on commercially reasonable terms or at all. Any disruption or delay in the supply or delivery of critical components could adversely affect the Company’s deployment schedules, operating performance, and financial results.

Volatility of Prices

Changes in global macro-economic conditions, including trade tariffs, volatility in global markets, supply chain constraints, and increased price competition can influence equipments prices. Crude oil prices and metals can remain under pressure for a prolonged period. This could subsequently result in market access constraints, regional and international supply shortages, reduced utilization and demand imbalances. The uncertainty and increased risk caused by volatile markets could be mitigated using financial derivatives to hedge the positions the Issuer takes.

Fluctuations in currency exchanges rates

The Issuer and Group find their suppliers and customers across the globe, while operations and operating costs are spread across several different countries and currencies. Fluctuation in exchange rates, in particular, movements in Canadian Dollars and African currencies, may have a material impact on the Issuer and the Group’s financial results. Note that the business is mainly executed on a dollar basis on the purchasing, selling as well as the financing side. If currency is not naturally hedged through back-to-back deals, the exposure is hedged through adequate instruments.

Government or Regulatory Policy

The industry is also subject to regulation and intervention by governments including changes in government policy, regulation, and involvement of other laws, potentially materially impacting the Issuer and the Group’s ability to transact. Management follows these developments in order to ensure that the Issuer and the Group can flex its strategy as needed.

Access to Capital and Liquidity

With the market volatility, access to sufficient capital and liquidity is critical in enabling the Issuer and the Group to operate. The Issuer and the Group’s growth plans are also highly dependent upon having access to adequate capital and liquidity. It is important that the Issuer and the Group has access to different lines of financing and use of available headroom with their financiers helps to mitigate the liquidity risk..

Discretion in the Available Funds

Management has discretion concerning the use of the Issuer’s available funds, as well as the timing of its expenditure. As a result, investors will be relying on the judgment of management for the application of the Issuer’s available funds. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the results of the Issuer’s operations may suffer. However, management may elect to allocate the proceeds differently from that described under “Use of Proceeds” if it believes it would be in the Issuer and the Group’s best interest to do so. Shareholders may not agree with the manner in which Management chooses to allocate and spend the Issuer’s available funds and proceeds.

Working Capital Deficiency

The Corporation has incurred negative operating cash flows in recent periods and may continue to incur negative operating cash flows until such time as its operations generate sufficient cash flow to fund its activities. As of June 30, 2026, the Corporation had an estimated working capital deficiency of approximately $11.1 million. Management believes that this deficiency is primarily attributable to the classification of certain indebtedness as current liabilities rather than to the Corporation’s near-term operating cash requirements. A substantial portion of such indebtedness is expected to be addressed through debt extensions, refinancings, roll-overs or conversions into equity. There can be no assurance, however, that the anticipated debt extensions, roll-overs, refinancings or debt-to-equity conversions will be completed on the terms currently contemplated, within the anticipated timeframes, or at all. Furthermore, the Corporation anticipates that negative operating cash flows may continue for the foreseeable future. The Corporation may, therefore, seek to raise further funds through equity or debt financing, conclude joint ventures or seek other means to meet its financing requirements. There is no assurance that additional funding will be available to the Corporation to fulfill its obligations under any applicable agreements or that the Corporation will ever be profitable. If the Corporation is unable to obtain additional financing, it would have a material adverse effect on the Corporation’s business, financial condition and results of operations.

Future Acquisitions or Dispositions

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Issuer and the Group’s ongoing business; (ii) distraction of management; (iii) the Issuer and the Group may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Issuer and the Group’s operations; (vi) loss or reduction of control over certain of the Issuer and the Group’s assets; and (vii) litigation or other disputes concerning either the Issuer and the Group’s obligations to counterparties under relevant transaction documents or liabilities of an acquisition target or its previous owners (whether disclosed or undisclosed at the time of the relevant transaction).

Additionally, the Issuer may issue additional Common Shares or other securities of the Issuer in connection with such transactions, which would dilute a shareholder’s holdings in the Issuer.

The presence of one or more material liabilities of an acquired company that are unknown to the Issuer and the Group at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Issuer and the Group. While the Issuer and the Group attempt to obtain appropriate indemnification provisions in connection with their acquisitions and dispositions, the Issuer and the Group may still be exposed to significant financial or reputational risk as a result of entering into such transactions.

Dilution from Equity Financing could Negatively Impact Holders of Common Shares

The Issuer may from time to time raise funds through the issuance of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. The Issuer cannot predict the size or price of future issuances of Common Shares or the size or terms of future issuances of debt instruments or other securities convertible into Common Shares, or the effect, if any, that future issuances and sales of the Issuer’s securities will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares, or securities convertible into Common Shares, investors will suffer dilution to their voting power and the Issuer may experience dilution in its earnings per share.

PROMOTER

No person or company has been a promoter of the Corporation during the two years immediately preceding the date of this Prospectus.

LEGAL MATTERS AND INTERESTS OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offer of Securities, certain legal matters relating to the issue and sale of the Securities will be passed upon on our behalf by TCJ L.L.P. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

As of the date of this Prospectus, the partners and associates of TCJ L.L.P., as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The current auditors of the Corporation are SRCO Professional Corporation of 15 Wertheim Court, Suite 409 Richmond Hill, ON L4B 3H7, who have advised that they are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and the applicable rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States). SRCO Professional Corporation, audited the Annual Financial Statements for the financial year ended December 31, 2025.

Zeifmans LLP audited the Annual Financial Statements for the financial year ended December 31, 2024. Zeifmans LLP have advised that they are independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

ND LLP audited the financial statements of Advance Factoring Inc. for the period ended December 22, 2025. ND LLP have advised that they are independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

As of the date hereof, SRCO Professional Corporation, Zeifmans LLP and ND LLP and their respective partners and associates, beneficially own, directly or indirectly, as a group, less than 1% of any class of our outstanding securities.

The registrar and transfer agent of the Issuer is Odyssey Trust Company, of 350 – 409 Granville Street, Vancouver BC V6C 1T2.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of SRCO Professional Corporation; (iv) the consent of ND LLP and (v) the consent of each expert listed in the exhibit index of the Registration Statement. A copy of the form of Warrant Indenture or Warrant agency agreement, the Subscription Receipt Agreement, the Trust Indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Division 5 of Part 5 of the British Columbia Business Corporations Act (the “BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;
•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

The Registrant’s articles provide that the Registrant’s directors must cause the Registrant to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Registrant on this term.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

EXHIBITS

Exhibit Number	Description

4.1*	The annual information form dated June 4, 2026 for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.86 to the Registrant’s registration statement on Form 40-F filed with the SEC on June 24, 2026)

4.2*	The audited consolidated financial statements for the years ended December 31, 2025 and December 31, 2024, and the notes thereto, together with the auditors’ reports thereon

4.3*	The management’s discussion and analysis for the years ended December 31, 2025 and December 31, 2024 (incorporated by reference to Exhibit 99.83 to the Registrant’s registration statement on Form 40-F filed with the SEC on June 24, 2026)

4.4*	The interim financial statements for the three months ended March 31, 2026 and March 31, 2025 and the notes thereto, as amended on July 10, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the SEC on July 16, 2026)

4.5*	The management’s discussion and analysis for the three months ended March 31, 2026, as amended on July 10, 2026 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the SEC on July 16, 2026)

4.6*	The management information circular, as amended on September 9, 2025 (incorporated by reference to Exhibit 99.30 to the Registrant’s registration statement on Form 40-F filed with the SEC on June 24, 2026)

4.7*	The material change report dated June 9, 2026, as amended on June 10, 2026 (incorporated by reference to Exhibits 99.94 and 99.95 to the Registrant’s registration statement on Form 40-F filed with the SEC on June 24, 2026)

4.8*	The material change report dated January 13, 2026 (incorporated by reference to Exhibit 99.73 to the Registrant’s registration statement on Form 40-F filed with the SEC on June 24, 2026)

4.9*	The statement of executive compensation dated July 10, 2026 for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the SEC on August 18, 2026)

4.10*	The material change report of the Corporation dated August 4, 2026 (incorporated by reference to Exhibit 99.3 to the Registrant’s report on Form 6-K furnished to the SEC on August 17, 2026)

4.11*	The material change report of the Corporation dated August 7, 2026 (incorporated by reference to Exhibit 99.5 to the Registrant’s report on Form 6-K furnished to the SEC on August 17, 2026)

4.12*	The material change report of the Corporation dated August 19, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the SEC on August 20, 2026)

5.1*	Consent of SRCO Professional Corporation

5.2*	Consent of ND LLP

6.1**	Powers of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*Previously filed.

**Filed herewith.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “SEC”) staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quebec, Province of Quebec, Canada, on August 25, 2026.

NURAN WIRELESS INC.

By:	/s/ Francis Letourneau
Name: Francis Letourneau
Title: Chief Executive Officer and Director

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Francis Letourneau as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Francis Letourneau	Chief Executive Officer and Director, (Principal
Francis Letourneau	Executive Officer)

/s/ Jim Bailey	Chief Financial Officer (Principal Financial Officer
Jim Bailey	and Principal Accounting Officer)

/s/ Vitor Fonseca	Director
Vitor Fonseca

/s/ Joseph Labkowski	Director
Joseph Labkowski

/s/ Avi Minkowitz	Director
Avi Minkowitz

/s/ Navindran Naidoo	Director
Navindran Naidoo

/s/ Binyomin Posen	Director
Binyomin Posen

/s/ Brendan Purdy	Director
Brendan Purdy

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on August 25, 2026.

By:	Cogency Global Inc.

/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.